CUSIP No. 91688T104	13G	Page 8 of 8 Pages

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of URANERZ ENERGY CORP and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this Agreement as of the 13th day of February, 2015.

Global X Management Company LLC

By: /s/ Bruno del Ama
Name/Title: Bruno del Ama, Chief Executive Officer
Date: February 13, 2015

Bruno del Ama

By: /s/ Bruno del Ama
Name: Bruno del Ama
Date: February 13, 2015

Jose C. Gonzalez

By: /s/ Jose C. Gonzalez
Name: Jose C. Gonzalez
Date: February 13, 2015